Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Mark McFatridge | CEO Sherri Billings | CFO 501.975.6033

Bear State Financial, Inc. Announces Second Quarter 2016 Earnings

FINANCIAL HIGHLIGHTS:

●

Second quarter 2016 GAAP net income was $4.5 million, a 79% increase from $2.5 million for the second quarter of 2015. Diluted earnings per common share for the second quarter of 2016 was $0.12, a 50% increase from $0.08 for the second quarter of 2015.

●

Second quarter 2016 core earnings were $4.1 million, a 41% increase from $2.9 million for the second quarter of 2015. Diluted core earnings per common share for the second quarter of 2016 was $0.11, a 22% increase from $0.09 for the second quarter of 2015.

●	Book value per common share was $6.08 at June 30, 2016, a 16% increase from $5.24 at June 30, 2015.

●	Tangible book value per common share was $4.72 at June 30, 2016, an 11% increase from $4.26 at June 30, 2015.

Little Rock, AR – July 21, 2016 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $4.5 million and earnings per diluted common share of $0.12 in the second quarter of 2016, compared to earnings of $2.5 million or $0.08 per diluted common share in the second quarter of 2015. Core earnings for the second quarter of 2016 were $4.1 million or $0.11 per diluted common share compared to core earnings of $2.9 million or $0.09 per diluted common share in the second quarter of 2015.

During the first quarter of 2016, the Company integrated Metropolitan National Bank (Springfield, MO) (“MNB”) into Bear State Bank. In addition, on April 29, 2016, the Company consolidated six branch locations, or 11% of the branch network. The benefits of these operational and organizational efficiencies began to be realized in the second quarter of 2016 as evidenced by the improvement in this quarter’s core efficiency ratio to 68% compared to the previous quarter ratio of 72%. Revenue from the profit on sale of mortgage loans increased 63% in the second quarter compared to the first quarter which also contributed to the improvement in the core efficiency ratio.

"Our second quarter results demonstrated the strength of Bear State’s value proposition, of competing with more than price, and the successes we have experienced with the integration of Metropolitan," said Mark McFatridge, President and CEO at Bear State Financial.   "This is evident by our record mortgage production and profitability, while continuing to diversify within our loan portfolio and maintaining our strong credit culture.  In the first half of this year, we have shown our ability to successfully integrate an acquisition already accretive to earnings as well as exceed planned synergies and efficiencies while continuing to make progress on multiple strategic initiatives. We remain focused on executing our strategic priorities designed to strengthen customer relationships and capitalizing on technology and innovation which will positively impact the Company going forward.”

FINANCIAL CONDITION

Total assets were $1.99 billion at June 30, 2016, a 37% increase compared to $1.45 billion at June 30, 2015. Total loans were $1.48 billion at June 30, 2016, an increase of $428 million, or 41% compared to June 30, 2015. Total deposits were $1.64 billion at June 30, 2016, a 36% increase compared to $1.21 billion at June 30, 2015. The increases in total assets, loans and deposits were primarily due to the MNB acquisition on October 1, 2015.

Total stockholders’ equity was $229 million at June 30, 2016, a 31% increase from $175 million at June 30, 2015. Tangible common stockholders’ equity was $177 million at June 30, 2016, a 25% increase from $142 million at June 30, 2015. Book value per common share was $6.08 at June 30, 2016, a 16% increase from $5.24 at June 30, 2015. Tangible book value per common share was $4.72 at June 30, 2016, an 11% increase from $4.26 at June 30, 2015. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.48% at June 30, 2016, compared to 12.05% at June 30, 2015. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized second quarter 2016 net income of $4.5 million or $0.12 per diluted common share compared to net income of $2.5 million or $0.08 per diluted common share in the second quarter of 2015, resulting in a return on average assets of 0.94% in the second quarter of 2016, compared to 0.69% in the second quarter of 2015. Calculation of net income in accordance with GAAP includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income to core earnings, a non-GAAP financial measure, together with related financial measures and ratios is included in the schedules accompanying this release.

Second quarter 2016 core earnings totaled $4.1 million or $0.11 per diluted common share, compared to core earnings of $2.9 million or $0.09 per diluted common share in the second quarter of 2015. The core return on average assets measured 0.84% and 0.79%, core return on average equity measured 7.23% and 6.65% and core return on average tangible equity measured 9.34% and 8.18% each for the second quarters of 2016 and 2015, respectively. Non-core items during the second quarter of 2016 included a deferred tax valuation allowance reversal of $897,000; branch restructuring expenses of $571,000; and merger, acquisition and integration expenses of $137,000 related to the acquisition of MNB. Collectively, the effect of all non-core items, net of taxes, increased GAAP net income by approximately $460,000, or approximately $0.01 of diluted earnings per share.

Net interest income for the second quarter of 2016 was $16.6 million compared to $12.0 million for the same period in 2015. Net interest income for the six months ended June 30, 2016 was $33.5 million, compared to $24.5 million for the same period in 2015. Interest income for the second quarter of 2016 was $18.5 million compared to $13.5 million for the same period in 2015. Interest income for the six months ended June 30, 2016 was $37.3 million compared to $27.6 million for the same period in 2015 .The increases in interest income for the three and six months ended June 30, 2016, compared to the same periods in 2015, were primarily related to increases in the average balance of loans receivable as a result of the MNB acquisition. Interest expense for the second quarter of 2016 was $1.9 million compared to $1.6 million for the same period in 2015. Interest expense for the six months ended June 30, 2016 was $3.8 million compared to $3.1 million for the same period in 2015. The increases in interest expense for the three and six months ended June 30, 2016 compared to the same periods in 2015 were primarily due to increases in the average balance of interest bearing deposits as a result of the MNB acquisition.

Net interest margin measured 3.86% for the second quarter of 2016, compared to 3.71% for the same period in 2015. Net interest margin for the six months ended June 30, 2016 was 3.95%, compared to 3.77% for the same period in 2015. The Company’s net interest margin increased primarily as a result of an increase in average yield on interest earning assets resulting from a higher percentage of loans in the mix of interest earning assets. The average cost of total interest-bearing liabilities decreased to 0.52% for the second quarter 2016, compared to 0.56% for the same period in 2015. The average cost of total interest-bearing liabilities for the six months ended June 30, 2016 was 0.52%, compared to 0.55% for the same period in 2015.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended June 30, 2016 increased to $4.3 million from $3.4 million for the same period in 2015, a 27% increase. Total noninterest income of $8.0 million for the six months ended June 30, 2016 increased from $6.5 million for the same period in 2015, a 23% increase. The increases in the three and six month comparison periods were primarily due to increases in deposit fee income and gain on sale of mortgage loans sold. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the acquisition of MNB. The increase in gain on sale of loans was due to an increase in the volume of mortgage loans sold.

Total noninterest expense increased $3.7 million or 33% for the second quarter of 2016 compared to the second quarter of 2015. Total noninterest expense increased $6.8 million or 29% during the six months ended June 30, 2016 compared to the same period in 2015. The increases in total noninterest expense were primarily related to the increase in personnel and overhead costs incurred in connection with the MNB acquisition. The Company’s core efficiency ratio was 68% in the second quarter of 2016 compared to 70% in the second quarter of 2015.

Income tax provision decreased by $406,000 or 32% for the second quarter of 2016 compared to the second quarter of 2015 as a result of recording a valuation allowance reversal of $897,000 on deferred tax assets which was partially offset by an increase in taxable income between the two periods. Income tax provision for the six months ended June 30, 2016 increased by $146,000 or 7% compared to the same period in 2015 as a result of an increase in taxable income which was partially offset by the valuation allowance reversal.

The ratio of nonperforming assets to total assets increased to 1.08% at June 30, 2016, compared to 0.94% at June 30, 2015. The allowance for loan losses represented 0.99% of total loans at June 30, 2016, compared to 1.31% at June 30, 2015. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.85% at June 30, 2016, compared to 2.09% at June 30, 2015. The ratio of the allowance for loan losses to nonperforming loans was 76% at June 30, 2016, compared to 135% at June 30, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2016 was 0.03% compared to 0.08% for the quarter ended June 30, 2015. Provision for loan losses increased from $300,000 for the second quarter of 2015 to $533,000 for the second quarter of 2016. Provision for loans losses for the six months ended June 30, 2016 was $1.0 million, compared to $600,000 for the same period in 2015. The increase in the provision is attributable to loan originations and a migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 49 branches and four loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation due to the importance of these non-GAAP measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands)

	June	March	December	September	June
	2016	2016	2015	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$557,612	$555,264	$561,910	$401,044	$378,878
Consumer real estate - mortgage loans	390,743	395,509	401,594	309,951	307,183
Farmland	92,452	93,380	94,235	53,192	48,058
Construction and land development	124,369	117,283	116,015	93,688	103,094
Commercial and industrial loans	281,874	258,479	246,304	186,772	185,266
Consumer and other	36,339	37,673	38,594	32,428	32,455
Total loans	1,483,389	1,457,588	1,458,652	1,077,075	1,054,934
Allowance for loan losses	(14,751)	(14,866)	(14,550)	(13,975)	(13,854)
Investment securities	192,549	185,143	198,585	164,564	182,525
Goodwill	40,196	40,196	40,196	25,717	25,717
Core deposit intangible, net	10,863	11,119	11,374	6,869	7,026
Total assets	1,990,715	1,922,301	1,920,216	1,470,725	1,451,281
Noninterest-bearing deposits	255,648	216,173	234,879	173,525	168,225
Total deposits	1,641,250	1,610,718	1,607,683	1,209,176	1,208,800
Short term borrowings	14,964	8,990	12,075	10,366	3,530
FHLB advances	75,282	50,178	53,518	49,457	41,591
Other borrowings	22,900	22,681	18,862	18,843	18,450
Total stockholders' equity	228,534	223,798	223,157	178,670	174,831

Balance sheet data, quarterly averages:
Total loans	$1,492,504	$1,461,091	$1,445,357	$1,077,500	$1,059,235
Investment securities	188,808	206,258	209,629	180,831	189,285
Total earning assets	1,724,381	1,702,917	1,699,227	1,294,619	1,294,523
Goodwill	40,196	40,196	40,216	25,717	25,717
Core deposit intangible, net	11,030	11,284	11,549	6,972	7,127
Total assets	1,937,722	1,920,833	1,920,617	1,466,342	1,468,521
Noninterest-bearing deposits	215,766	221,909	234,206	176,219	173,248
Interest-bearing deposits	1,394,262	1,369,759	1,364,403	1,036,330	1,055,200
Total deposits	1,610,028	1,591,668	1,598,609	1,212,549	1,228,448
Short term borrowings	11,991	12,163	26,872	6,166	4,481
FHLB advances	64,494	64,488	47,127	47,614	38,625
Other borrowings	22,982	25,353	18,983	18,641	18,564
Total stockholders' equity	226,587	224,416	223,083	177,824	175,025

Statement of operations data for the three months ended:
Interest income	$18,535	$18,790	$19,468	$13,749	$13,523
Interest expense	1,935	1,864	1,744	1,529	1,563
Net interest income	16,660	16,926	17,724	12,220	11,960
Provision for loan losses	533	489	866	331	300
Net interest income after provision for loan losses	16,067	16,437	16,858	11,889	11,660
Noninterest income	4,311	3,673	3,721	3,318	3,397
Noninterest expense	14,989	15,331	17,044	10,465	11,273
Income before taxes	5,389	4,779	3,535	4,742	3,784
Income tax provision (benefit)	847	1,436	972	1,529	1,253
Net income	$4,542	$3,343	$2,563	$3,213	$2,531

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

	June	March	December	September	June
	2016	2016	2015	2015	2015

Common stock data:
Net income per share, diluted	$0.12	$0.09	$0.07	$0.10	$0.08
Core earnings per share, diluted	$0.11	$0.10	$0.11	$0.10	$0.09
Book value per share	$6.08	$5.96	$5.87	$5.36	$5.24
Tangible book value per share	$4.72	$4.59	$4.52	$4.38	$4.26
Diluted weighted average shares outstanding	37,772,959	37,918,188	38,173,234	33,497,298	33,521,490
End of period shares outstanding	37,589,543	37,560,031	37,987,722	33,349,512	33,375,753

Profitability and performance ratios:
Return on average assets	0.94%	0.71%	0.53%	0.87%	0.69%
Core return on average assets	0.84%	0.77%	0.86%	0.90%	0.79%
Return on average equity	8.04%	6.04%	4.56%	7.17%	5.80%
Core return on average equity	7.23%	6.61%	7.41%	7.41%	6.65%
Core return on average tangible equity	9.34%	8.58%	9.65%	9.07%	8.18%
Net interest margin	3.86%	4.03%	4.14%	3.74%	3.71%
Noninterest income to total revenue	20.62%	17.83%	17.35%	21.35%	22.12%
Noninterest income to average assets	0.89%	0.78%	0.77%	0.90%	0.93%
Noninterest expense to average assets	3.10%	3.24%	3.52%	2.83%	3.08%
Efficiency ratio(1)	68.29%	71.96%	67.66%	66.24%	69.51%
Average loans to average deposits	92.70%	91.80%	90.41%	88.86%	86.23%
Securities to total assets	9.67%	9.63%	10.34%	11.19%	12.58%

Asset quality ratios:
Allowance for loan losses to total loans	0.99%	1.02%	1.00%	1.30%	1.31%
Allowance for loan losses to non-performing loans	76.42%	72.84%	75.23%	83.18%	134.94%
Nonperforming loans to total loans	1.30%	1.40%	1.36%	1.56%	0.97%
Nonperforming assets to total assets	1.08%	1.23%	1.22%	1.30%	0.94%
Annualized net charge offs to average total loans	0.03%	0.04%	0.08%	0.08%	0.08%

Regulatory capital ratios:
Tier 1 leverage ratio	9.30%	9.15%	9.15%	9.83%	9.54%
Common equity tier 1 capital ratio	10.86%	10.63%	10.62%	11.77%	11.59%
Tier 1 capital to risk weighted assets	10.86%	10.63%	10.62%	11.77%	11.59%
Total capital to risk weighted assets	11.78%	11.55%	11.52%	12.94%	12.77%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and core noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$99,872	$52,131
Interest-bearing time deposits in banks	6,211	10,930
Federal funds sold	--	18
Investment securities held to maturity	1,038	--
Investment securities available for sale	191,511	198,585
Other investment securities, at cost	11,687	9,563
Loans receivable, net of allowance of $14,751 and $14,550, respectively	1,468,638	1,444,102
Loans held for sale	15,168	7,326
Accrued interest receivable	6,166	6,157
Real estate owned - net	2,190	3,642
Office properties and equipment - net	62,810	63,641
Cash surrender value of life insurance	56,435	52,602
Goodwill	40,196	40,196
Core deposit intangible - net	10,863	11,374
Deferred tax asset, net	13,829	16,713
Prepaid expenses and other assets	4,101	3,236

TOTAL	$1,990,715	$1,920,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$255,648	$234,879
Interest bearing deposits	1,385,602	1,372,804
Total deposits	1,641,250	1,607,683
Short term borrowings	14,964	12,075
Other borrowings	98,182	72,380
Other liabilities	7,785	4,921

Total liabilities	1,762,181	1,697,059

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at June 30, 2016 or December 31, 2015	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,589,543 and 37,987,722 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	376	380
Additional paid-in capital	208,829	211,817
Accumulated other comprehensive income	1,809	386
Retained earnings	17,520	10,574

Total stockholders’ equity	228,534	223,157

TOTAL	$1,990,715	$1,920,216

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
INTEREST INCOME:
Loans receivable	$17,519	$12,576	$35,205	$25,780
Investment securities:
Taxable	474	345	1,010	643
Nontaxable	462	522	947	1,030
Other	80	80	164	176
Total interest income	18,535	13,523	37,326	27,629

INTEREST EXPENSE:
Deposits	1,608	1,284	3,123	2,588
Other borrowings	327	279	675	503

Total interest expense	1,935	1,563	3,798	3,091

NET INTEREST INCOME	16,600	11,960	33,528	24,538

PROVISION FOR LOAN LOSSES	533	300	1,022	600

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,067	11,660	32,506	23,938

NONINTEREST INCOME:
Net gain (loss) on sales of investment securities	--	--	(2)	88
Deposit fee income	2,236	1,904	4,387	3,643
Earnings on life insurance policies	421	372	833	738
Gain on sale of loans	1,291	890	2,086	1,527
Other	363	231	682	512

Total noninterest income	4,311	3,397	7,986	6,508

NONINTEREST EXPENSES:
Salaries and employee benefits	7,857	5,545	16,107	12,004
Net occupancy expense	1,898	1,363	3,825	2,798
Real estate owned, net	(27)	(127)	2	(90)
Amortization of intangible assets	255	156	511	312
Data processing	1,405	1,542	2,839	2,711
Professional fees	525	380	1,133	1,130
FDIC insurance	338	216	646	437
Advertising and public relations	369	574	865	1,253
Postage and supplies	325	331	616	566
Other	2,044	1,293	3,779	2,387

Total noninterest expenses	14,989	11,273	30,323	23,508

INCOME BEFORE INCOME TAXES	5,389	3,784	10,169	6,938
INCOME TAX PROVISION	847	1,253	2,284	2,138

NET INCOME	$4,542	$2,531	$7,885	$4,800

Basic earnings per common share	$0.12	$0.08	$0.21	$0.14

Diluted earnings per common share	$0.12	$0.08	$0.21	$0.14

BEAR STATE FINANCIAL, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED
(In thousands)

	Three Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,492,504	$17,519	4.71%	$1,059,235	$12,576	4.76%
Investment securities(2)	188,808	936	1.99	189,285	867	1.84
Other interest-earning assets	43,069	80	0.75	46,003	80	0.70
Total interest-earning assets	1,724,381	18,535	4.31	1,294,523	13,523	4.19
Noninterest-earning assets	213,341			173,998
Total assets	$1,937,722			$1,468,521
Interest-bearing liabilities:
Deposits	$1,394,262	1,608	0.46	$1,055,200	1,284	0.49
Other borrowings	99,467	327	1.32	61,670	279	1.81
Total interest-bearing liabilities	1,493,729	1,935	0.52	1,116,870	1,563	0.56
Noninterest-bearing deposits	215,766			173,248
Noninterest-bearing liabilities	1,640			3,378
Total liabilities	1,711,135			1,293,496
Stockholders' equity	226,587			175,025
Total liabilities and stockholders' equity	$1,937,722			$1,468,521

Net interest income		$16,600			$11,960
Net earning assets	$230,652			$177,653
Interest rate spread			3.79%			3.63%
Net interest margin			3.86%			3.71%
Ratio of interest-earning assets to Interest-bearing liabilities			115.44%			115.91%

	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,476,798	$35,205	4.81%	$1,054,953	$25,780	4.93%
Investment securities(2)	197,533	1,957	2.00	186,587	1,673	1.81
Other interest-earning assets	39,319	164	0.84	70,527	176	0.50
Total interest-earning assets	1,713,650	37,326	4.39	1,312,067	27,629	4.25
Noninterest-earning assets	215,423			174,019
Total assets	$1,929,073			$1,486,086
Interest-bearing liabilities:
Deposits	$1,382,011	3,123	0.46	$1,063,604	2,588	0.49
Other borrowings	100,736	675	1.35	71,077	503	1.43
Total interest-bearing liabilities	1,482,747	3,798	0.52	1,134,681	3,091	0.55
Noninterest-bearing deposits	218,837			174,423
Noninterest-bearing liabilities	2,007			3,030
Total liabilities	1,703,591			1,312,134
Stockholders' equity	225,482			173,952
Total liabilities and stockholders' equity	$1,929,073			$1,486,086

Net interest income		$33,528			$24,538
Net earning assets	$230,903			$177,386
Interest rate spread			3.87%			3.70%
Net interest margin			3.95%			3.77%
Ratio of interest-earning assets to Interest-bearing liabilities			115.57%			115.63%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(In thousands)

	June 30, 2016		December 31, 2015
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$7,783	0.40%	$6,455	0.34%	$1,328
Multifamily	149	0.01%	230	0.01%	(81)
Nonfarm nonresidential	5,619	0.28%	6,638	0.35%	(1,019)
Farmland	815	0.04%	973	0.05%	(158)
Construction and land development	501	0.03%	622	0.03%	(121)
Commercial	4,196	0.20%	4,235	0.22%	(39)
Consumer	239	0.01%	187	0.01%	52

Total nonaccrual loans	19,302	0.97%	19,340	1.01%	(38)

Accruing loans 90 days or more past due	--	--	451	0.02%	(451)

Real estate owned	2,190	0.11%	3,642	0.19%	(1,452)

Total nonperforming assets	21,492	1.08%	23,433	1.22%	(1,941)
Performing restructured loans	279	0.01%	284	0.01%	(5)

Total nonperforming assets and performing restructured loans (1)	$21,771	1.09%	$23,717	1.23%	$(1,946)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $30.2 million at June 30, 2016 and December 31, 2015 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at June 30, 2016.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED
(In thousands)

	For the Quarter Ending
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Net income available to common stockholders	$4,542	$3,343	$2,563	$3,213	$2,531
Average common stockholders' equity	226,587	224,416	223,083	177,824	175,025
Less Average Intangible Assets:
Goodwill	(40,196)	(40,196)	(40,216)	(25,717)	(25,717)
Core deposit intangible, net of accumulated amortization	(11,030)	(11,284)	(11,549)	(6,972)	(7,127)

Average tangible common stockholders' equity	$175,361	$172,936	$171,318	$145,135	$142,181

Annualized return on average tangible common stockholders' equity	10.4%	7.8%	5.9%	8.8%	7.1%

BEAR STATE FINANCIAL, INC.
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED
(In thousands, except per share data)

	For the Quarter Ending
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Total common stockholder's equity	$228,534	$223,798	$223,157	$178,670	$174,831
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(25,717)	(25,717)
Core deposit intangible, net of accumulated amortization	(10,863)	(11,119)	(11,374)	(6,869)	(7,026)
Total intangible assets	(51,059)	(51,315)	(51,570)	(32,586)	(32,743)
Total tangible common stockholder's equity	$177,475	$172,483	$171,587	$146,084	$142,088

Common Shares Outstanding	37,590	37,560	37,988	33,350	33,376

Tangible book value per common share	$4.72	$4.59	$4.52	$4.38	$4.26

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		For the Quarter Ending
		June	March	December	September	June
		2016	2016	2015	2015	2015
Net income		$4,542	$3,343	$2,563	$3,213	$2,531
Adj: Loss (gain) on sale of securities, net		--	2	68	--	--
Adj: Merger, acquisition and integration expenses		137	445	1,348	172	441
Adj: Rebranding expenses		--	--	--	--	158
Adj: Branch restructure expenses		571	63	--	--	--
Adj: Data processing termination fees		--	--	1,186	--	--
Adj: Deferred tax asset valuation allowance reversal		(897)	--	--	--	--
Tax effect of adjustments		(271)	(195)	(996)	(66)	(229)
Total core income	(A)	$4,082	$3,658	$4,169	$3,319	$2,901

Total revenue		$20,911	$20,599	$21,445	$15,538	$15,357
Adj: Loss (gain) on sale of securities, net		--	2	68	--	--
Total core revenue		$20,911	$20,601	$21,513	$15,538	$15,357

Total non-interest expense		$14,989	$15,331	$17,044	$10,465	$11,273
Adj: Merger, acquisition and integration expenses		(137)	(445)	(1,348)	(172)	(441)
Adj: Rebranding expenses		--	--	--	--	(158)
Adj: Branch restructure expenses		(571)	(63)	--	--	--
Adj: Data processing termination fees		--	--	(1,186)	--	--
Total core noninterest expense		$14,281	$14,823	$14,510	$10,293	$10,674

Total average assets	(B)	$1,937,722	$1,920,833	$1,920,617	$1,466,342	$1,468,521
Total average stockholders' equity	(C)	226,587	224,416	223,083	177,824	175,025
Total average tangible stockholders' equity	(D)	175,361	172,936	171,318	145,135	142,181
Total tangible stockholders' equity, period end	(E)	177,475	172,483	171,587	146,084	142,088

Total common shares outstanding, period-end	(F)	37,589,543	37,560,031	37,987,722	33,349,512	33,375,753
Average diluted shares outstanding	(G)	37,772,959	37,918,188	38,173,234	33,497,298	33,521,490

Core earnings per share, diluted	(A/G)	$0.11	$0.10	$0.11	$0.10	$0.09
Tangible book value per share, period-end	(E/F)	$4.72	$4.59	$4.52	$4.38	$4.26

Core return on average assets	(A/B)	0.84%	0.77%	0.86%	0.90%	0.79%
Core return on average equity	(A/C)	7.23%	6.61%	7.41%	7.41%	6.65%
Core return on average tangible equity	(A/D)	9.34%	8.58%	9.65%	9.07%	8.18%
Efficiency ratio(1)		68.29%	71.96%	67.66%	66.24%	69.51%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and core noninterest income. Other companies may define and calculate this data differently.